Exhibit 99.1

Cumulus Media Secures Court Approval of Reorganization Plan

Company to Eliminate Approximately $600 Million of Debt Under the Plan and Enhance Financial Flexibility as It Advances Toward FCC Approval

ATLANTA, GA, April 15, 2026 — Cumulus Media Inc. (OTC: CMLS.Q) (the “Company,” “Cumulus”, “Cumulus Media,” “we,” “us,” or “our”) announced today that the United States Bankruptcy Court for the Southern District of Texas (the “Court”) has approved its previously disclosed Plan of Reorganization (the “Plan”). With approval secured, Cumulus expects to emerge from Chapter 11 following Federal Communications Commission approval. The Company continues to operate its business as usual throughout this process.

“When we initiated this prepackaged restructuring in March, we did so with a clear objective: to right-size our balance sheet to support long-term success,” said Mary G. Berner, President and CEO of Cumulus Media. “The court’s prompt approval of our plan keeps us firmly on track to eliminate approximately $600 million in debt and positions us to emerge with a significantly stronger financial foundation. We look forward to completing the restructuring and emerging as a well-capitalized company, better equipped to compete in the evolving audio landscape.”

Additional information regarding the restructuring is available at www.cumulus.com/restructuring.

About Cumulus Media

Cumulus Media is an audio-first media company delivering premium content to a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 393 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, US Soccer, AP News, and the Academy of Country Music Awards, across more than 7,800 affiliated stations through Westwood One, a leading national audio network; and inspires listeners through the Cumulus Podcast Network, an established and influential platform for original podcasts that are smart, entertaining, and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact, and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

For further information, please contact:

Cumulus Media Inc.
Investor Relations Department IR@cumulus.com
404-260-6600